UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2006

Commission File Number: 0-32593

Regal One Corporation

(Exact name of registrant as specified in its charter)

Florida                                                                                                     95-4158065

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

11300 West Olympic Blvd., Suite 800, Los Angeles, California 90064

(Address of principal executive offices)

(310) 312-6888

(Issuer's telephone number, including area code)

Item 5.02    Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 10, 2006, the Board of Directors of Regal One Corporation (the "Company") appointed Richard Hull, PhD as the Company's new President and Chief Operating Officer.

From 2003 to the present, Dr. Hull has served as Chairman and Chief Executive Officer of The Metaphase Group, Inc., a Los Angeles-based, privately-held consulting firm that assists early-stage biomedical and high technology companies formulate their business strategies and gain access to capital for the execution of their business plans.  From 2000 to 2003, Dr. Hull served as President and Chief Executive Officer of Spotlight Health, Inc., a privately-held healthcare communications company that delivers integrated marketing campaigns using celebrity stories, public relations, the internet and other tactics to educate and change consumer and physician behavior.  Dr. Hull is the son-in-law of the Company's Chairman and Chief Executive Officer, Dr. Malcolm Currie.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ONE CORPORATION

Date: March 10, 2006

/s/ Malcolm Currie

     Malcolm Currie,

     Chief Executive Officer